UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2005

ICT GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-20807	23-2458937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Brandywine Boulevard Newtown, Pennsylvania	18940
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 685-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement.

On August 10, 2005, ICT Group, Inc. (the “Company”) and ten of its current and former members of management (collectively, the “Insureds”) entered into a settlement agreement (the “Settlement Agreement”) with one of the Company’s D&O insurers, to settle litigation brought by the Company against the insurer regarding insurance coverage for an employment class action brought against the Company and the Insureds in the Circuit Court of Berkeley County, West Virginia. The employment class action settled in February 2005.

Pursuant to the Settlement Agreement, on September 15, 2005, the insurer will pay the Company $4.1 million on behalf of the Insureds in settlement of the insurance coverage litigation. In addition, the parties will dismiss the litigation and mutually release each other from any and all claims relating to the litigation. The Company will recognize the settlement sum in the period received.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICT GROUP, INC.

By:	/s/ John J. Brennan
John J. Brennan
President and Chief Executive Officer

Dated: August 11, 2005